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                                                                EXHIBIT 10.9 (a)

                                                 AMENDMENT NO. 1 TO THE AMENDED
                                         AND RESTATED EMPLOYMENT AGREEMENT
                                         ("Amendment No. 1") dated August 1,
                                         2000 between SPORTRACK, LLC, a Delaware
                                         limited liability company (the
                                         "Company") and RICHARD E. BORGHI (the
                                         "Executive").

                                    RECITALS:

                  WHEREAS, the Executive and the Company are party to an amended and restated employment agreement (the "Employment Agreement") dated as of September 30, 1999.

                  WHEREAS, each of the Executive and the Company desire to amend the Employment Agreement as set forth herein in order to modify the provisions relating to termination of the Executive.

                  NOW, THEREFORE, for good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment No. 1 shall have the meaning ascribed to them in the Employment Agreement.

         2. Amendment to Section 8. The last sentence of Section 8 is hereby amended to add the following immediately after "(e) resignation":

                  "(other than a Resignation for Good Reason under the circumstances specified in the final sentence of Section 10(b)."

         3. Amendment to Section 10(b). Section 10(b) is hereby amended by deleting it and replacing it with the following:

                  "(b) Upon the termination of the Executive's employment hereunder due to a Termination Without Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 10(a), (ii) the prorated portion of any bonus earned by the Executive in such year under any Company incentive compensation plan in which the Executive participates, (iii) the Base Salary through the date which is twelve (12) months from the Termination Date, payable in such installments over the applicable period as the base salary is generally paid to the Executive, and
(iv) the costs to the Executive under COBRA to receive insurance coverage from the Company during the period commencing on the Termination Date through the date which is the earlier to occur of (1) the date which is 12 months from the Termination Date and (2) the day prior to the date on which the Executive shall be included in any insurance program provided by any other employer. In the event that a Termination Without Cause or a Resignation for Good Reason shall occur within six (6) months after the effective date of a Change of Control, the Executive shall be entitled solely to the same benefits set forth in this
Section 10(b) except that all references to 12 months shall be deemed to be
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months. The Executive shall have no duty to mitigate the Company's obligations under this Section 10(b).

                  (c) As used herein, "Resignation for Good Reason" means a resignation by the Executive due to: (i) a 15% or larger reduction in the Base Salary, bonus opportunity and benefits (excluding profit sharing) in the aggregate; (ii) assignment to the Executive of any duties inconsistent in any material respect with his position, status, offices, titles and reporting relationships, authority, duties or responsibilities, or any other action by the Executive's employer (including any successor to the Company) that results in a significant diminution in his position, status, titles, reporting relationships, authority, duties or responsibility; or (iii) the Executive's employer's (including any successor to the Company) requiring him (without his consent) to relocate to a job location outside the Southeast Michigan area, in each case, within six (6) months after the effective date of a Change in Control. As used herein, "Change in Control" means any of: (i) a sale by the Company of all or substantially all of its assets; (ii) a sale or other transfer (whether directly, by merger, or otherwise) of more than 50% of the Company's outstanding membership units to one or more Third Parties in a single transaction or a series of related transactions; (iii) a sale by the Parent of all or substantially all of its assets; (iv) a sale or other transfer (whether directly, by merger, or otherwise) of more than 50% of the Parent's outstanding membership units to one or more Third Parties in a single transaction or a series of related transactions; or (v) the Board's determination, by a majority vote, that a Change in Control has occurred or is about to occur. As used herein, "Parent" means Advanced Accessory Systems, LLC, a Delaware limited liability company. As used herein, "Third Party" means any person or entity that is not directly or indirectly a Member of the Parent as of August 1, 2000."

         4. Effective Date. In accordance with the Section 21 of the Employment Agreement, this Amendment No. 1 will become effective upon its execution by the Executive and the Company.

         5. No Other Amendments. Except as expressly provided in this Amendment No. 1, the Employment Agreement remains in full force and effect in accordance with its terms.

         6. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the internal laws of the State of Michigan applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.

         7. Counterparts. This Amendment No. 1 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. 1 to the Employment Agreement on the date first above written.

                                       SPORTRACK, LLC


                                       By:          /s/ TERENCE SEIKEL
                                          --------------------------------------
                                          Name: Terence Seikel
                                          Title: President and Chief Executive
                                                 Officer





                                                   /s/ RICHARD BORGHI
                                       -----------------------------------------
                                       RICHARD E. BORGHI